UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 2, 2007


                          Playlogic Entertainment, Inc.
             (Exact name of registrant as specified in its charter)

                                     0-49649
                            (Commission File Number)

             Delaware                                  23-3083371
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation)


            Concertgebouwplein 13, 1071 LL Amsterdam, The Netherlands
             (Address of principal executive offices, with zip code)

                                 31-20-676-0304
              (Registrant's telephone number, including area code)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.01         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On April 2, 2007, Playlogic Entertainment, Inc. (the "Company") appointed Cordovano and Honeck, LLP as the Company's new independent registered public accounting firm to audit the Company's financial statements for the fiscal year ended December 31, 2006. This decision was approved by the Board of Directors of the Company.

As reported on the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 17, 2007, on January 10, 2007, Rothstein, Kass & Company, P. C. ("Rothstein Kass") resigned and ceased to be the independent registered public accounting firm of the Company.

During the Company's two most recent fiscal years and from January 1, 2007 to the date of this report, the Company had not consulted with Cordovano and Honeck, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company's financial statements, and either written or oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or event required to be reported under Item 304(a)(1)(iv) of the Regulation S-B and the related instructions thereto.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PLAYLOGIC ENTERTAINMENT, INC.



Date:  April 2, 2007               By: /s/ WILLEM M. SMIT
                                         --------------------
                                    Name: Willem M. Smit
                                    Title: President and Chief Executive Officer



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